                                                                    EXHIBIT 10.2


                   TECHNOLOGY TRANSFER AND LICENSE AGREEMENT


THIS LICENSE AGREEMENT (the "Agreement") is effective as of April 6, 1998 (the "Effective Date"), and is by and between:

     (i) ATL Ultrasound, Inc., a corporation of the State of Washington doing business as Advanced Technology Laboratories, having a place of business at 22100 Bothell-Everett Highway, Bothell, Washington 98041-3003 ("ATL"), and

     (ii) Handheld Ultrasound Systems, Inc., a corporation of the State of Washington, having a place of business at 19015 North Creek Parkway, Suite 105, Bothell, Washington 98011 ("HUS").

WHEREAS, ATL has certain Handheld Technology (as defined below), and desires to transfer its rights to the Handheld Technology to HUS, and to grant to HUS a license to use ATL Technology (as defined below) in connection with the development, manufacture, sale, and maintenance of Handheld Ultrasound Devices (as defined below).

WHEREAS, HUS desires to acquire the Handheld Technology, and to grant to ATL a license to use the Handheld Technology and the HUS Technology (as defined below) in ultrasound systems which are not Handheld Ultrasound Devices.

NOW, THEREFORE, in consideration of the terms and conditions in this Agreement, the parties agree as follows:

                                 I. DEFINITIONS

1.0. Definitions.  As used in this Agreement, the following terms shall have the
     -----------
following meanings:

     (a) "Handheld Technology" shall mean:

          (i) any inventions (whether patentable or not), discoveries, trade secrets, technology, know-how, technical drawings, and other proprietary information and literature within the patent disclosure documents listed in Attachment A, including any and all patent rights and rights to patents derived therefrom in any jurisdiction; and,

         (ii) the patents and patent applications listed in Attachment A, and any divisions, continuations, continuations in part, and renewal applications thereof, and any renewals, extensions, or revisions thereof, or supplementary patent certificates derived therefrom in any jurisdiction.

     (b) "ATL Technology" shall mean any inventions (whether patentable or not), discoveries, trade secrets, technology, know-how, technical drawings, and other proprietary information and literature owned by ATL or by its subsidiaries during the three year period following the Effective Date. For the purpose of this Agreement, ATL Technology shall exclude Handheld Technology, and any inventions (whether patentable or not), discoveries, trade secrets, technology, know-how, technical drawings, and other proprietary information and literature licensed to ATL by a third party (collectively, "ATL Third Party Technology"), except where the terms of the third party license with ATL permit ATL the right to sublicense the ATL Third Party Technology to others. For illustrative purposes only, the ATL Technology may include scanhead and transducer technology, ASIC technology, software systems, signal processing techniques, and other proprietary and confidential information of ATL. Except as otherwise provided in this Agreement, ATL Technology shall not include any trademarks, trade names, service marks, logos, slogans, or trade dress owned or used by ATL.

     (c) "HUS Technology" shall mean any inventions (whether patentable or not), discoveries, trade secrets, technology, know-how, technical drawings, and other proprietary information and literature owned by HUS during the three year period following the Effective Date including, but not limited to, any modifications, improvements, additions, or enhancements made to the Handheld Technology by HUS or by its agents, and any modifications, improvements, additions, or enhancements made to the ATL Technology by HUS. For the purpose of this Agreement, Handheld Technology shall exclude any inventions (whether patentable or not), discoveries, trade secrets, technology, know-how, technical drawings, and other proprietary information and literature licensed to HUS by a third party (collectively, "HUS Third Party Technology"), except where the terms of the third party license with HUS permit HUS the right to sublicense the HUS Third Party Technology to others. Unless otherwise agreed, HUS Technology shall not include any trademarks, trade names, service marks, logos, slogans, or trade dress owned or used by HUS.

     (d) "Handheld Ultrasound Devices" shall mean a self contained highly portable hand carried ultrasonic imaging device having a weight of ten pounds or less.

                    II. TRANSFER OF TECHNOLOGY AND LICENSES

2.0. Transfer of Handheld Technology.  Effective as at the Effective Date, ATL
     -------------------------------
transfers, assigns, and conveys to HUS, and HUS accepts the transfer, assignment, and conveyance from ATL of all of ATL's right, title, and interest in and to the Handheld Technology. HUS understands that the United States Government has reserved or acquired certain rights to the Handheld Technology under ATL's agreement with the United States Office of Naval Research, and that ATL is transferring, assigning, and conveying the Handheld Technology to HUS subject to the rights reserved or acquired by the United States Government.

Any training or other support required by HUS either to understand or to implement the Handheld Technology is beyond the scope of this Agreement, and may be provided by ATL to HUS under the terms and conditions of a separate service agreement.

2.1. License to Handheld and HUS Technology.  Effective as at the Effective
     --------------------------------------
Date, HUS grants to ATL a world-wide and royalty-free license to use the Handheld Technology and the HUS Technology in ultrasound systems which are not Handheld Ultrasound Devices. The license granted to ATL set forth in this Section shall be an exclusive license for a period of five years from the Effective Date. Thereafter, the license granted to ATL set forth in this Section shall become a non-exclusive license, and shall include the right to use the Handheld Technology and the HUS Technology in Handheld Ultrasound Devices; however, the license to use the Handheld Technology and the HUS Technology in Handheld Ultrasound Devices shall be subject to the provisions in Section 5.1. of this Agreement.

The license to use the Handheld Technology and the HUS Technology set forth in this Section shall include the right to sublicense third parties to use the Handheld Technology and the HUS Technology to manufacture ultrasound systems that are not Handheld Ultrasound Devices (or that are Handheld Ultrasound Devices when permitted under the provisions of this Section) for ATL or for the third party under the third party's marks, and the right to grant third parties the right to sell ultrasound systems that are not Handheld Ultrasound Devices (or that are Handheld Ultrasound Devices when permitted under the provisions of this Section) containing the Handheld Technology or the HUS Technology.

Any royalties, fees, or other payments required to be paid by HUS' third party licensor in connection with ATL's right to use any HUS Third Party Technology shall be paid by ATL.

The license to use the Handheld Technology and the HUS Technology shall terminate in the event ATL is in default of any term or condition in this Agreement, and does not correct the default to the reasonable satisfaction of HUS within thirty days following receipt of notice from HUS specifying the default. Upon the termination of the license to use the Handheld Technology and the HUS Technology as set forth above, ATL immediately shall return to HUS any and all material given to ATL by HUS embodying all or any portion of the Handheld Technology and HUS Technology, and any and all copies of the material in ATL's possession or under ATL's control.

2.2. License to Use ATL Technology.  Effective as at the Effective Date, and
     -----------------------------
subject to the terms and conditions in this Agreement, ATL grants to HUS a non-exclusive, non-transferable (except as set forth below), and world-wide right to use ATL Technology to develop, manufacture, market, sell, and maintain

Handheld Ultrasound Devices. At the end of five years from the Effective Date, the license granted to HUS set forth in this Section shall include the right to use the ATL Technology to develop, manufacture, sell, and maintain ultrasound systems which are not Handheld Ultrasound Devices; however, HUS' rights to use the ATL Technology to develop, manufacture, sell, and maintain ultrasound systems which are not Handheld Ultrasound Devices shall be subject to the provisions in Section 5.1. of this Agreement.

Except as otherwise set forth in this Agreement, the license to use the ATL Technology may not be sublicensed, assigned, or otherwise transferred by HUS. HUS shall have the right to sublicense the ATL Technology to third parties to assemble and/or distribute Handheld Ultrasound Devices as HUS labeled devices or third party labeled devices. HUS shall not have the right to sublicense the ATL Technology to any third party engaged in the manufacture or sale of diagnostic imaging products to assemble and/or distribute Handheld Ultrasound Devices as the third party labeled devices; however, the third party may assemble and/or distribute Handheld Ultrasound Devices as HUS labeled devices. If HUS grants such third party the right to distribute Handheld Ultrasound Devices under the HUS label, it shall grant to ATL like rights to distribute Handheld Ultrasound Devices under the HUS label on terms and conditions no less favorable than the most favored terms and conditions offered to any such third party. Prior to any sublicense of ATL Technology permitted by the provisions of this Section, HUS shall obtain the written agreement of the third party to protect the ATL Technology in accordance with the applicable provisions in this Agreement.

Any royalties, fees, or other payments required to be paid by ATL's third party licensor in connection with HUS' right to use any ATL Third Party Technology shall be paid by HUS.

HUS shall have the right to use the ATL logo and the mark "Advanced Technology Laboratories" or the mark "ATL Ultrasound" on Handheld Ultrasound Devices bearing the trademarks of HUS only in connection with a legend stating that the technology contained within the Handheld Ultrasound Device is licensed to HUS by ATL. The ATL logo and the ATL mark shall not be greater in size than one-half of the size of the type or script used to identify the Handheld Ultrasound Device as a HUS product. ATL shall have the right to inspect and review (at ATL's cost) HUS' use of ATL's logo and marks.

The license to use the ATL Technology, logo, and marks shall terminate in the event HUS is in default of any term or condition in this Agreement or in any other agreement by and between ATL and HUS, and does not correct the default to the reasonable satisfaction of ATL within thirty days following receipt of notice from ATL specifying the default. Upon the termination of the license to use the ATL Technology as set forth above, HUS immediately shall return to ATL any and all material given to HUS by ATL embodying all or any portion of the ATL

Technology, and any and all copies of the material in HUS' possession or under HUS' control.

2.3. Fully Paid License.  In addition to any other payments to be made by HUS to
     ------------------
ATL under the provisions of this Agreement, HUS shall make a one-time payment to ATL to obtain a fully paid license to use the ATL Technology in accordance with and subject to the terms and conditions in this Agreement in the event any of the following events occur:

     (a) twenty percent or more of the securities entitled to vote for the election of directors of HUS are acquired directly or indirectly by a person, or by a combination of persons under the control of a single person; or

     (b) twenty-five percent or more of the members of Board of Directors of HUS are controlled directly or indirectly by a person, or by a combination of persons under the control of a single person; or

     (c) HUS enters into any agreement to merge with, or become directly or indirectly controlled by another entity engaged in the manufacture and/or sale of diagnostic imaging products; or

     (d) HUS or its successor combines or incorporates the Handheld Technology with any other imaging technology (excluding ATL Technology) in Handheld Ultrasound Devices.

2.4. Payment Amount.  The one-time payment to ATL to obtain the fully paid
     --------------
license to use the ATL Technology in accordance with this Agreement shall be:

     (a) the sum of One Hundred and Fifty Million Dollars if any of the events described in Section 2.3. (a) or Section 2.3. (b) occur at any time during the first five years following the Effective Date; or

     (b) the sum of Seventy-five Million Dollars if any of the events described in Section 2.3. (c) or Section 2.3. (d) occur at any time during the sixth year, the seventh year, or the eighth year following the Effective Date.

No payment shall be made to ATL if any of the events described in Section 2.3.
(a) or Section 2.3 (b) occur at any time after the end of the fifth year following the Effective Date. No payment shall be made to ATL if any of the events described in Section 2.3 (c) or Section 2.3. (d) occurs at any time after the eighth year following the Effective Date.

In the event HUS does not make the one-time payment to ATL as described above following demand from ATL, the license to use the ATL Technology set forth in this Agreement shall terminate immediately and with no further action on the part of ATL. In that event, HUS immediately shall return to ATL any and all material given to HUS by ATL embodying all or any portion of the ATL Technology, and any and all copies of the material in HUS' possession or under HUS' control.

HUS acknowledges that the ATL Technology has been created and developed by ATL over a substantial period of time, at a considerable expense, and gives ATL a significant commercial advantage. HUS further acknowledges that a third party who acquired the ATL Technology would gain a considerable commercial advantage without making an investment similar in scope to that made by ATL, and that such gain would cause ATL significant commercial damage. HUS agrees that the occurrence of any of the events described above would represent either a direct or indirect acquisition of the ATL Technology by a third party. HUS and ATL agree that the damage to ATL can not be calculated by the parties at the Effective Date without considerable difficulty, and that the one-time payment as described in this Section is a fair, reasonable, and just estimate of the damage caused to ATL for the commercial advantage obtained by the third party resulting from its acquisition of the ATL Technology.

2.5. Disclosure of Technology.  At reasonable intervals during the three year
     ------------------------
period following the Effective Date, the parties shall meet to disclose technology developed by the parties which is included within the scope of the license each party granted to the other party under the terms of this Agreement. Any technology which is disclosed, including any material and information disclosed during the meetings, shall be subject to the provisions in this Agreement.

                             III. ROYALTY PAYMENTS

3.0. Royalty Payments.  For the right to use the ATL Technology as set forth in
     ----------------
this Agreement, HUS shall pay to ATL a royalty based upon the worldwide net revenues reported by HUS from the sale of any and all Handheld Ultrasound Devices sold by HUS (or its distributors and agents) which were manufactured using all or any portion of the ATL Technology, or which incorporate all or any portion of the ATL Technology. The royalty shall be:

     (a) three percent of the worldwide net revenues during the first five year period commencing on the First Sale Date (as defined below); and

     (b) one and one-half percent of the worldwide net revenues during the sixth year, the seventh year, and the eighth year following the First Sale Date.

No royalty shall be payable to ATL commencing on the ninth year following the First Sale Date.

3.1. Other Royalty Payments.  In the event HUS manufactures any self contained
     ----------------------
highly portable hand carried ultrasonic imaging device having a weight of between ten pounds to fifteen pounds using or incorporating all or any portion of the ATL Technology, HUS shall pay ATL a royalty based upon the worldwide net revenues reported by HUS from the sale of any and all such devices sold by HUS (or its distributors and agents). The royalty shall be:

     (a) four percent of the worldwide net revenues during the first five year period commencing on the First Sale Date (as defined below); and

     (b) two percent of the worldwide net revenues during the sixth year, the seventh year, and the eighth year following the First Sale Date.

No royalty shall be payable to ATL commencing on the ninth year following the First Sale Date.

3.2. Defined Terms.  For the purposes of this Article III, the term "First Sale
     -------------
Date" shall mean the date on which a Handheld Ultrasound Device (or when applicable, such other device described in Section 3.1.) manufactured by or for HUS which has been cleared for marketing by the United States Food and Drug Administration is sold or otherwise transferred for monetary consideration by HUS, its subsidiaries, or its agents and delivered to any party unrelated to any of them.

For the purposes of this Section the term "net revenues" shall mean the revenues from the sale and/or maintenance of Handheld Ultrasound Devices (or when applicable, such other devices described in Section 3.1.), less any taxes (except income taxes) on the devices, credits for returned devices, quantity discounts actually given by HUS, freight allowances, cash discounts actually given by HUS, and any agent's commissions actually paid by HUS.

For the purposes of the calculation of the payments required to be made to ATL, the net revenues from the sale of devices sold to a related or affiliated entity of HUS for subsequent resale by the entity shall not be used to calculate the payment due to ATL. In that instance, the payment due to ATL shall be calculated based upon the net revenues of the related or affiliated entity from end customers, less any taxes (except income taxes) on the devices, credits for returned devices, quantity discounts actually given by the entity, freight allowances, cash discounts actually given by the entity, and any agent's commissions actually paid by the entity.

With respect to revenues in a currency other than United States Dollars, for the purposes of the calculation and the determination of the payment due to ATL, the amount payable to ATL shall be the net revenue converted into United States Dollars using the average of (a) the 4:00 P.M. New York foreign exchange selling rates in effect on the last business day of the calendar quarter, and (b) the 4:00 P.M. New York foreign exchange selling rates in effect on the first business day of the calendar quarter, as reported in the Currency Trading section of The Wall Street Journal, or by converting the net revenue into United
           -----------------------
States Dollars using
another international foreign exchange index acceptable to ATL in effect on the applicable date.

3.3. Taxes.  The royalty payments payable to ATL set forth in this Agreement
     -----
shall be net of any taxes or withholdings of any kind. In the event any taxes are due as a result of the royalty payments to ATL (excluding taxes based upon the net income or gross receipts of ATL) including, but not limited to sales, use, value added, gross receipts, registration, transfer, conveyance, excise, recording, license, and other similar taxes and fees, such taxes shall be paid by HUS.

3.4. Time of Payment.  Unless otherwise set forth in this Agreement, all royalty
     ---------------
payments shall be paid to ATL within thirty days following the end of each calendar quarter by wire transfer to an account notified to HUS by ATL, and shall apply to all devices sold during the previous calendar quarter.

3.5  Books and Records.  HUS shall maintain complete and accurate books and
     -----------------
records with respect to the Handheld Ultrasound Devices sold by HUS containing the ATL Technology. With each payment submitted to ATL, HUS shall provide to ATL a written report containing sufficient information to allow the determination of the payment due. Upon reasonable notice to HUS, and at reasonable times, HUS shall permit ATL (at ATL's expense) to inspect the books and records of HUS to verify the payments set forth above.

                      IV.  WARRANTY, INDEMNITY, LIABILITY

4.0. Warranty.  ATL represents that it has the right to transfer to HUS its
     --------
rights to the Handheld Technology as set forth in this Agreement, and the right to grant to HUS the right to use the ATL Technology under the terms and conditions in this Agreement.

ATL MAKES NO OTHER REPRESENTATION OR WARRANTY CONCERNING THE HANDHELD TECHNOLOGY OR THE ATL TECHNOLOGY, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ATL MAKES NO WARRANTY CONCERNING HUS' ABILITY TO MAKE ANY DEVICES OR PRODUCTS INCLUDING HANDHELD ULTRASOUND DEVICES USING THE HANDHELD TECHNOLOGY OR THE ATL TECHNOLOGY, INCLUDING ANY WARRANTY THAT THE HANDHELD TECHNOLOGY OR THE ATL TECHNOLOGY IS ERROR FREE OR THAT THE HANDHELD TECHNOLOGY OR THE ATL TECHNOLOGY WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADE SECRET, OR OTHER RIGHTS OF ANY THIRD PARTY.

HUS represents that it has the right to grant to ATL the right to use the Handheld Technology and the HUS Technology under the terms and conditions in this Agreement.

HUS MAKES NO OTHER REPRESENTATION OR WARRANTY CONCERNING THE HANDHELD TECHNOLOGY OR THE HUS TECHNOLOGY, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. HUS MAKES NO WARRANTY CONCERNING ATL'S ABILITY TO MAKE ANY PRODUCTS USING THE HANDHELD TECHNOLOGY OR THE HUS TECHNOLOGY, INCLUDING ANY WARRANTY THAT THE HANDHELD TECHNOLOGY OR THE HUS TECHNOLOGY IS ERROR FREE OR THAT THE HANDHELD TECHNOLOGY OR THE HUS TECHNOLOGY WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADE SECRET, OR OTHER RIGHTS OF ANY THIRD PARTY.

4.1. ATL Indemnity.  ATL shall indemnify, and hold harmless HUS, its
     -------------
subsidiaries, and each of their respective officers, directors, and employees from any and all liability resulting from or in any way connected with the non-Handheld Ultrasound Devices manufactured and sold by ATL using or incorporating the HUS Technology or the Handheld Technology to the extent the liability is not caused directly or indirectly by the HUS Technology or the Handheld Technology.

4.2. HUS Indemnity.  HUS shall indemnify, and hold harmless ATL, its
     -------------
subsidiaries, and each of their respective officers, directors, and employees from any and all liability resulting from or in any way connected with the products manufactured by or for HUS using or incorporating the Handheld Technology, the HUS Technology, or the ATL Technology to the extent the liability is not caused directly or indirectly by the ATL Technology delivered to HUS by ATL.

4.3. Definition of Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE
     -----------------------
OTHER PARTY FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOST PROFITS, IRRESPECTIVE OF THE WAY IN WHICH SUCH DAMAGES MAY ARISE, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                    V.  CONFIDENTIALITY AND NON-COMPETITION

5.0. Confidentiality.  Any information disclosed by one party to the other party
     ---------------
in connection with the performance of this Agreement, and any other information designated in writing by the disclosing party as confidential (collectively, the "Confidential Information") shall be received and maintained confidential by the receiving party using the same standard of care that the receiving party uses to protect its own confidential information, but not less than reasonable care.
The Confidential Information may be used by the receiving party only to perform its obligations under this Agreement, and shall not be disclosed to a third party without the prior written consent of the disclosing party. The disclosure of Confidential Information shall be restricted only to the minimum number of employees of each party requiring access to the Confidential Information to perform its obligations under this Agreement.

The provisions of this Section shall not apply to Confidential Information which is: (a) already known to the receiving party without an obligation of confidentiality (it being understood that information of either party in the possession of the other party prior to the Effective Date shall not be covered by this exception); (b) publicly known or becomes publicly known through no unauthorized act of the receiving party; (c) rightfully received by the receiving party from a third party; (d) disclosed to a third party by the disclosing party without similar restrictions; (e) approved for disclosure by the disclosing party; or, (f) required to be disclosed pursuant to a requirement of a governmental agency or by law as long as the receiving party provides to the disclosing party notice of the requirement prior to any disclosure.

Upon the termination of this Agreement for any reason, each party shall return to the other party all Confidential Information of the other party, and cease any further use of the Confidential Information.

5.1. Non-competition.  For five years following the Effective Date, ATL shall
     ---------------
not engage directly or indirectly in the development, manufacture, or sale of Handheld Ultrasound Devices. Thereafter, ATL shall have the right to develop, manufacture, and sell Handheld Ultrasound Devices using any technology, including Handheld Technology or HUS Technology; however, ATL's right to develop, manufacture, sell Handheld Ultrasound Devices shall not extend to Handheld Ultrasound Devices infringing any valid and enforceable claim in any patent owned by HUS, or infringing any valid and enforceable copyright rights owned by HUS.

For five years following the Effective Date, HUS shall not engage directly or indirectly in the development, manufacture, or sale of ultrasound systems in competition with the ultrasound systems manufactured and sold by ATL. Thereafter, HUS shall have the right to develop, manufacture, and sell ultrasound systems using any technology, including ATL Technology; however, HUS' right to develop, manufacture, and sell ultrasound systems shall not extend to the sale of ultrasound systems infringing any valid and enforceable claim in any patent owned by ATL or its subsidiaries, or infringing any valid and enforceable copyright rights owned by ATL or its subsidiaries.

                            VI.  DISPUTE RESOLUTION

6.0. Negotiation and Binding Arbitration.  Any dispute, controversy, or claim
     -----------------------------------
(collectively, a "Dispute") between the parties arising out of this Agreement or relating to the subject matter of this Agreement shall be settled using the following procedures as the sole means to resolve the Dispute.

A party seeking to resolve the Dispute shall give notice to the other party briefly describing the nature of the Dispute. A meeting will be held between the parties within ten days after the receipt of the notice. The meeting will be attended by individuals with decision making authority regarding the Dispute.

If the parties have not resolved the Dispute to the mutual satisfaction of the parties within thirty days following the initiation of the meeting, the parties shall submit the Dispute to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a sole arbitrator selected by the parties. The arbitration will be held in Bothell, Washington. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction. The cost of the arbitrator will be shared equally by the parties. At the conclusion of the arbitration, the arbitrator shall indicate a prevailing party. The prevailing party shall be entitled to its attorney's fees and other costs in connection with the arbitration. To the extent this Agreement limits the remedies of any party, the arbitrator shall not have the authority to grant any remedy to any party in excess of the limitations provided in this Agreement.

                              VII.  MISCELLANEOUS

7.0. Entire Agreement.  This Agreement including the attachments shall
     ----------------
constitute the full, complete, and entire understanding and agreement by and between the parties with respect to the subject matter in this Agreement, and supersedes all previous negotiations, commitments, and writings with respect to the subject matter of this Agreement.

7.1. Governing Law.  This Agreement shall be governed by, construed, and
     -------------
enforced in accordance with the laws of the State of Washington.

7.2. Notices.  All notices, requests, demands, and other communications under
     -------
this Agreement shall be in writing, and shall be deemed to have been duly given
(a) on the date of service if served personally on the party to whom notice is given; (b) on the day of transmission if sent by facsimile transmission to the facsimile number given below; (c) on the business day after delivery to an overnight courier service, or the express mail service maintained by the United States Postal Service; or (d) on the third day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, postage prepaid, properly addressed, and return-receipt requested to the party as follows:

If to ATL:

     Advanced Technology Laboratories
     22100 Bothell-Everett Highway
     Bothell, Washington 98041-3003
          Attn:  _________________
               Facsimile No. (425) 487-____
     with copy to:

     Advanced Technology Laboratories
     22100 Bothell-Everett Highway
     Bothell, Washington 98041-3003
          Attn:  Vice President, General Counsel
               Facsimile No. (425) 487-8135

If to HUS:

     Handheld Ultrasound Systems, Inc.
     19015 North Creek Parkway, Suite 105
     Bothell, Washington 98011
          Attn:  President
               Facsimile No. (425) ___-____

Any party may change its address by giving the other party notice of its new address in the manner set forth above.

7.3. Modification of Agreement.  No modification, amendment, or waiver of any
     -------------------------
provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties. The modification, amendment, or waiver shall be effective only in the specific instance and for the purpose for which given.

7.4. Successors and Assigns.  This Agreement shall be binding upon and inure to
     ----------------------
the benefit of the parties and their respective successors and permitted assigns. This Agreement, and any of the rights, interests, or obligations under this Agreement shall not be assigned by either party without the prior written consent of the other party which consent shall not be withheld unreasonably.

7.5. No Third Party Beneficiaries.  This Agreement is solely for the benefit of
     ----------------------------
the parties, and is not intended to confer upon any other person any rights or remedies.

7.6. Titles and Headings.  The Section and Article headings in this Agreement
     -------------------
are inserted for convenience of reference only, and are not intended to constitute a part of or to affect the meaning or interpretation of this Agreement.

7.7. Attachments.  The attachments to this Agreement shall be construed with and
     -----------
as an integral part of this Agreement to the same extent as if they had been set forth in full in this Agreement.

7.8. Severability.  In case any one or more of the provisions contained in this
     ------------
Agreement should be invalid, illegal, or unenforceable, the enforceability of the remaining provisions shall not in any way be affected or impaired. It is the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any invalid, void, or unenforceable provisions. In the event that any term, provision, covenant, or restriction is held to be invalid, void, or unenforceable, the parties agree to use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction.

7.9. No Waiver.  The failure by either party at any time to enforce any of the
     ---------
terms or conditions of this Agreement shall not constitute or be construed as a waiver of the terms and conditions. Each party expressly reserves the right to enforce the terms and conditions of this Agreement at any time.

7.10.  Counterparts.  This Agreement may be executed in one or more counterparts
       ------------
each of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

7.11.  Force Majeure.  No party shall be liable to the other party for any
       -------------
failure to perform any obligation under this Agreement where such failure is due to causes beyond the reasonable control of the party. Such causes include, but are not limited to acts of war, government export controls, other governmental acts, industrial dispute, lock-out, accident, fire, explosion, transport delays, acts of a third party, or loss or damage to any equipment. Each party shall use its best efforts to comply with its respective obligations under this Agreement despite the intervention or occurrence of any such cause, and to resume compliance with those obligations as soon as any such cause ceases to affect the performance of its obligations under this Agreement.

ATL Ultrasound, Inc.                 Handheld Ultrasound Systems, Inc.

By: ___________________________      By: ____________________________

Title: ________________________      Title: _________________________

Date: _________________________      Date: __________________________

                                  ATTACHMENT A

                              Handheld Technology



Patent Disclosures
------------------












Patent Applications and Patents
-------------------------------